May 22, 2008

FOR IMMEDIATE RELEASE
Contact:  Randy J. Wiley, Treasurer
Beacon Federal Bancorp, Inc.
Telephone: (315) 433-0111 Ext. 1550

                     BEACON FEDERAL BANCORP, INC. ANNOUNCES
                            FIRST QUARTERLY DIVIDEND


     EAST SYRACUSE, NEW YORK - May 22, 2008 - Ross J. Prossner, President and Chief Executive Officer of Beacon Federal Bancorp, Inc., today announced that the Board of Directors of the Company has declared a quarterly cash dividend of $0.04 per share of the Company's common stock. The dividend reflects an annual cash dividend rate of $0.16 per share. The dividend will be payable to stockholders of record as of June 13, 2008, and is expected to be paid on June 23, 2008.

     "We are pleased to be able to pay our shareholders a cash dividend in our first year of being a publicly traded company," said Mr. Prossner.

     Beacon Federal Bancorp, Inc., through its subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in East Syracuse, New York, with six full-service branches in Marcy and Rome, New York, Smartt and Smyrna, Tennessee, Tyler, Texas and Chelmsford, Massachusetts. In February 2008, the Company announced that it will break ground on a 30,000 square foot building in East Syracuse. The facility will bring the total number of Beacon Federal branches to eight. The Company's common stock is traded on the NASDAQ Global Market under the symbol "BFED."

Forward-Looking  Statement

     This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.